                                                                   Exhibit 99(c)

                                     FORM OF
                            FIRST COASTAL CORPORATION
                          COMMUNITY OFFERING ORDER FORM


     THE TERMS AND CONDITIONS OF THE COMMUNITY OFFERING (THE "COMMUNITY OFFERING") ARE SET FORTH IN THE PROSPECTUS RELATING TO THE OFFERING (THE "OFFERING") OF 750,000 SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE (THE "SHARES"), OF FIRST COASTAL CORPORATION (THE "COMPANY") DATED JUNE __, 1996 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY OR FIRST ALBANY CORPORATION (AS DISCUSSED BELOW). CAPITALIZED TERMS USED HEREIN, AND NOT OTHERWISE DEFINED, SHALL HAVE THEIR RESPECTIVE DEFINED MEANINGS AS SET FORTH IN THE PROSPECTUS. ALL COMMUNITY OFFERING PARTICIPANTS ARE URGED TO READ THE PROSPECTUS CAREFULLY.


     THE COMMUNITY OFFERING ORDER FORM MUST BE RECEIVED BY CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C. (THE "SUBSCRIPTION AGENT"), AT AN ADDRESS SPECIFIED BELOW, WITH PAYMENT IN FULL ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JULY __, 1996, UNLESS EXTENDED BY THE COMPANY, IN ITS SOLE DISCRETION, FROM TIME TO TIME TO A DATE NOT LATER THAN 5:00 P.M., EASTERN TIME, ON AUGUST __, 1996 (THE "EXPIRATION DATE"). THE COMPANY WILL NOT BE OBLIGATED TO HONOR ANY COMMUNITY OFFERING ORDER FORMS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN THE DOCUMENTS RELATING TO THAT SUBSCRIPTION WERE SENT.

     SUBSCRIPTIONS FOR SHARES WHICH ARE RECEIVED BY THE SUBSCRIPTION AGENT FROM COMMUNITY OFFERING PARTICIPANTS MAY NOT BE REVOKED.


     Community Offering Participants should be aware that the Community Offering is subject to the prior rights of Record Date Holders in the Rights Offering and the prior rights of Standby Purchasers with respect to the Minimum Standby Purchase Commitment. If the Shares not subscribed for in the Rights Offering and not purchased by Standby Purchasers are not sufficient to satisfy all orders received from Community Offering Participants, the Company reserves the right to allocate such Shares among the Community Offering Participants. Orders will be deemed received only upon receipt of both a properly completed Community Offering Order Form and full payment for the Shares for which a Community Offering Participant has subscribed. Any excess funds paid by persons as the Subscription Price for Shares not issued will be returned without interest or deduction as soon as practicable following the Expiration Date. There can be no assurance that any Shares will be available to persons desiring to participate in the Community Offering. To subscribe for Shares in the Community Offering, the Community Offering Order Form must be completed and payment in full of the Subscription Price for all Shares subscribed for must accompany the Community Offering Order Form.


     THE METHOD OF DELIVERY OF COMMUNITY OFFERING ORDER FORMS AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF COMMUNITY OFFERING PARTICIPANTS. IF COMMUNITY OFFERING ORDER FORMS AND PAYMENTS ARE SENT BY MAIL, COMMUNITY OFFERING PARTICIPANTS ARE URGED TO SEND SUCH MATERIALS BY CERTIFIED MAIL AND ARE URGED TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE.

     THE COMPANY RESERVES THE RIGHT TO REJECT SUBSCRIPTIONS RECEIVED IN THE OFFERING IN WHOLE OR IN PART AT THE SOLE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY OR AT THE REQUEST OR DIRECTION OF REGULATORY AUTHORITIES.

     Certificates or order confirmations representing Shares purchased will be delivered to Community Offering Participants as soon as practicable after the Expiration Date and after all prorations and reductions contemplated by the terms of the Offering have been effected. IF THE OFFERING HAS NOT BEEN CONSUMMATED WITHIN 30 DAYS FOLLOWING THE EXPIRATION DATE, THE OFFERING WILL BE TERMINATED BY THE COMPANY AND ALL AMOUNTS SUBMITTED BY COMMUNITY OFFERING PARTICIPANTS WILL BE RETURNED WITHOUT INTEREST.

     Purchases of shares of Common Stock of the Company, including purchases pursuant to the Community Offering, are subject to certain limitations. See the Prospectus under "The Offering -- Limitations on Purchase of Stock" and "Description of Capital Stock."

     Any questions or requests for assistance concerning submissions of Community Offering Order Forms or requests for additional copies of the Prospectus should be directed to Dennis D. Byrd, Treasurer of the Company, at
(207) 774-5000, or John H. Howland, Vice President of First Albany Corporation, at (617) 228-3076.


IMPORTANT: Complete the appropriate sections of the Community Offering Order Form and, if applicable, delivery instructions, and SIGN AND DATE.

                     SUBSCRIPTION PRICE:  $______ PER SHARE

     The instructions accompanying this Community Offering Order Form should be read carefully and followed in detail. COMMUNITY OFFERING ORDER FORMS SHOULD BE SENT WITH PAYMENT TO THE SUBSCRIPTION AGENT. DO NOT SEND COMMUNITY OFFERING ORDER FORMS TO THE COMPANY.

PART 1 - SUBSCRIPTION FOR SHARES IN THE COMMUNITY OFFERING.

          (a)                                        Number of Shares subscribed
          for in the
          Community Offering:                        ___________________________


     (b)  Aggregate Subscription Price (number
          of Shares on line (a) multiplied by the
          Subscription Price of $_____): (1)         ___________________________

______________

     (1) If the aggregate Subscription Price paid by a Community Offering Participant is insufficient to purchase the number of Shares that the participant indicates are being subscribed for, or if such Community Offering Participant does not specify the number of Shares subscribed for, then the Community Offering Participant will be deemed to have subscribed for the number of Shares which may be purchased by the full amount of the payment tendered (subject to reduction to comply with certain limitations on the purchase of the Company's Common Stock or the conditions of the Offering). If the aggregate Subscription Price paid by a Community Offering Participant exceeds the amount necessary to purchase the number of Shares for which the Community Offering Participant has subscribed, then the Community Offering Participant will be deemed to have subscribed for the number of Shares which may be purchased by the full amount of the payment tendered (subject to reduction to comply with certain limitations on the purchase of the Company's Common Stock or the conditions of the Offering).

PART 2 - METHOD OF PAYMENT.

     Payment may be made to the Subscription Agent only (i) by check or cashier's check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to Chemical Mellon Shareholder Services, L.L.C., as Subscription Agent, or (ii) by wire transfer of funds to the account maintained by the Subscription Agent for the purpose of receiving subscriptions at Mellon Bank, N.A., Pittsburgh, Pennsylvania, ABA Number 043000261, Account Number 100-2331 (Reorganization Account), Attn.: Evelyn O'Connor, Re: First Coastal Offering. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or cashier's check drawn upon a U.S. bank or of any postal, telegraphic or express money order or
(iii) receipt of collected funds in the account designated above. FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, COMMUNITY OFFERING PARTICIPANTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN

ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     All funds received in payment of the Subscription Price will be deposited by the Subscription Agent in a noninterest bearing account maintained with Mellon Bank, N.A., as escrow agent, as directed by the Company. The account in which such funds will be held may not be insured by the FDIC. No interest will be earned on such funds and no interest will be paid to Community Offering Participants, or otherwise applied to their purchase of Shares.


     THIS COMMUNITY OFFERING ORDER FORM, TOGETHER WITH THE PAYMENT OF THE SUBSCRIPTION PRICE, MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS FOLLOWS:


     If by regular mail:        c/o Chemical Mellon Shareholder Services, L.L.C.
                                Post Office Box 817
                                Midtown Station
                                New York, New York  10018

     If by overnight courier:   c/o Chemical Mellon Shareholder Services, L.L.C.
                                85 Challenger Road
                                Overpeck Centre
                                Ridgefield Park, New Jersey  07660

     If by hand:                c/o Chemical Mellon Shareholder Services, L.L.C.
                                120 Broadway, 13th Floor
                                New York, New York  10271


     The Subscription Agent's toll free telephone number is (800) 777-3674.

     If a Community Offering Participant wishes to subscribe for Shares, but time will not permit such Community Offering Participant to cause the Community Offering Order Form to reach the Subscription Agent prior to the Expiration Date, such Shares may nevertheless be subscribed for if all of the following conditions (the "Guaranteed Delivery Procedures") are met:


     (i) the Community Offering Participant has caused payment in full in good funds of the Subscription Price for each Share being subscribed for to be received (in the manner set forth above) by the Subscription Agent at or prior to the Expiration Date; and


     (ii) the Subscription Agent receives, at or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions as to Use of Community Offering Order Forms distributed with this Community Offering Order Form, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States, stating the name of the subscribing Community Offering Participant, the number of Shares being subscribed for by the Community Offering Participant, and guaranteeing the delivery to the Subscription Agent of the Community Offering Order Form within five (5) business days of the Subscription Agent's receipt of such Notice of Guaranteed Delivery; and


     (iii) the Subscription Agent receives the properly completed Community Offering Order Form within five (5) business days of the Subscription Agent's receipt of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Community Offering Order Forms at the addresses set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (telecopier no. (201) 296-4293). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from Dennis D. Byrd, Treasurer of the Company, at (207) 774-5000, or from John H. Howland, Vice President of First Albany Corporation, at (617) 228-3076.

PART 3 - STOCK REGISTRATION.

- ----------------------------------------------------------------------
Name(s) in which your stock is to be registered       Number of Shares


Social Security Number or Tax Identification Number
                                                   -------------------

- ----------------------------------------------------------------------
Name(s) in which your stock is to be registered       Number of Shares

Social Security Number or Tax Identification Number
                                                   -------------------

- ----------------------------------------------------------------------
Address

- ----------------------------------------------------------------------
City                            State                         Zip Code

     Indicate below the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "other" and write in such ownership, such as, for example, corporate, trust or estate. If stock is purchased for a trust, the date of the trust agreement and trust title must be included.
     _____ Individual         _____ Uniform Gifts to Minors
     _____ Tenants in Common  _____ Joint Tenants
     _____ Other    _______________________________________

PART 4 - SPECIAL DELIVERY INSTRUCTIONS.

     To be completed ONLY if certificate representing the Common Stock is to be sent to someone other than the registered holder or to an address other than that shown above.

     Mail and deliver to:
     Name:
           ----------------------------------------------------------------
                                 (Please Print)
     Address:
             --------------------------------------------------------------

             --------------------------------------------------------------

             --------------------------------------------------------------
                               (Include Zip Code)

             --------------------------------------------------------------
              (Social Security Number or Tax Identification Number)

PART 5 - SPECIAL ISSUANCE INSTRUCTIONS.

     To be completed ONLY if the name in which any certificate representing the Common Stock is to be issued is that of someone other than the registered holder as indicated herein.
     Name(s) in which stock is to be registered.
     Name:
             --------------------------------------------------------------
                                 (Please Print)
     Address:
             --------------------------------------------------------------

             --------------------------------------------------------------

             --------------------------------------------------------------
                               (Include Zip Code)

             --------------------------------------------------------------
              (Social Security Number or Tax Identification Number)

PART 6 - SIGNATURE AND ACKNOWLEDGMENT.

                              IMPORTANT:  SIGN HERE

     THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE SUBSCRIPTION FOR SHARES BY THE COMMUNITY OFFERING PARTICIPANT SHALL NOT RESULT IN SUCH COMMUNITY OFFERING PARTICIPANT BECOMING A BENEFICIAL OWNER OF 5% OR MORE OF THE OUTSTANDING COMMON STOCK OF THE COMPANY, UNLESS THE BOARD OF DIRECTORS HAS PREVIOUSLY APPROVED SUCH SUBSCRIPTION FOR SHARES BY SUCH COMMUNITY OFFERING PARTICIPANT PURSUANT TO THE TERMS AND CONDITIONS OF THE OFFERING DESCRIBED IN THE PROSPECTUS. FOR PURPOSES OF THE IMMEDIATELY PRECEDING SENTENCE, A BENEFICIAL OWNER OF STOCK INCLUDES ANY INDIVIDUAL, CORPORATION, PARTNERSHIP, ASSOCIATION, JOINT STOCK COMPANY, TRUST, UNINCORPORATED ORGANIZATION, OR GOVERNMENT OR POLITICAL SUBDIVISION THEREOF WHO, DIRECTLY OR INDIRECTLY, THROUGH ANY CONTRACT, ARRANGEMENT, UNDERSTANDING, RELATIONSHIP OR OTHERWISE, HAS OR SHARES (I) VOTING POWER (WHICH INCLUDES THE POWER TO VOTE, OR TO DIRECT THE VOTING OF, SUCH STOCK) AND/OR (II) INVESTMENT POWER (WHICH INCLUDES THE POWER TO DISPOSE, OR TO DIRECT THE DISPOSITION OF, SUCH STOCK).

     THE UNDERSIGNED HEREBY IRREVOCABLY SUBSCRIBES FOR SHARES IN THE COMMUNITY OFFERING AS INDICATED HEREIN, ON THE TERMS AND SUBJECT TO THE CONDITIONS SPECIFIED IN THE PROSPECTUS, RECEIPT OF WHICH HEREBY IS ACKNOWLEDGED.


- -----------------------------------          -----------------------------------
          (Print Name)                                 (Print Name)

- -----------------------------------          -----------------------------------
  (Signature(s) of Subscriber(s))              (Signature(s) of Subscriber(s))

Dated: ________________, 1996

(If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information.)

Name(s)
       -------------------------------------------------------------------------
                                 (Please Print)

Capacity (Full Title)
                     -----------------------------------------------------------

Address
       -------------------------------------------------------------------------
                              (Including Zip Code)


Social Security Number or Tax Identification Number
                                                   -----------------------------

                              INSTRUCTIONS AS TO USE OF
                            COMMUNITY OFFERING ORDER FORMS
                              -------------------------
              IF YOU HAVE ANY QUESTIONS AFTER READING THESE INSTRUCTIONS
                  OR IF YOU REQUIRE ASSISTANCE OR ADDITIONAL COPIES
                  OF THE PROSPECTUS, PLEASE CONTACT DENNIS D. BYRD,
           TREASURER OF THE COMPANY, AT (207) 774-5000, OR JOHN H. HOWLAND,
            VICE PRESIDENT OF FIRST ALBANY CORPORATION, AT (617) 228-3076.


    The following instructions relate to the Community Offering (the "Community Offering") by First Coastal Corporation, a Delaware corporation (the "Company"). The terms and conditions of the Community Offering are described in the Company's Prospectus dated June __, 1996 (the "Prospectus") and are incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have their respective defined meanings as set forth in the Prospectus. Community Offering participants ("Community Offering Participants") should be aware that the Community Offering is subject to the prior rights of Record Date Holders in the Rights Offering and the prior rights of Standby Purchasers with respect to the Minimum Standby Purchase Commitment. If the Shares not subscribed for in the Rights Offering and not purchased by Standby Purchasers are not sufficient to satisfy all orders received from Community Offering Participants, the Company reserves the right to allocate such Shares among the Community Offering Participants. Orders will be deemed received only upon receipt of both a properly completed Community Offering Order Form and full payment for the Shares for which a Community Offering Participant has subscribed. Any excess funds paid by persons as the Subscription Price for Shares not issued will be returned without interest or deduction as soon as practicable following the Expiration Date. There can be no assurance that any Shares will be available to persons desiring to participate in the Community Offering. The Subscription Price is payable as described below. See "The Offering" in the Prospectus.

    COMMUNITY OFFERING ORDER FORMS MUST BE RECEIVED BY CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C. (THE "SUBSCRIPTION AGENT"), AT AN ADDRESS SPECIFIED BELOW, WITH PAYMENT IN FULL ON OR BEFORE 5:00 P.M., EASTERN TIME, ON JULY __, 1996, UNLESS EXTENDED BY THE COMPANY, IN ITS SOLE DISCRETION, FROM TIME TO TIME TO A DATE NOT LATER THAN 5:00 P.M., EASTERN TIME, ON AUGUST __, 1996 (THE "EXPIRATION DATE"). THE COMPANY WILL NOT BE OBLIGATED TO HONOR ANY COMMUNITY OFFERING ORDER FORMS RECEIVED BY THE SUBSCRIPTION AGENT AFTER THE EXPIRATION DATE, REGARDLESS OF WHEN THE DOCUMENTS RELATING TO THAT SUBSCRIPTION WERE SENT.

    THE COMPANY RESERVES THE RIGHT TO REJECT SUBSCRIPTIONS RECEIVED IN THE OFFERING IN WHOLE OR IN PART AT THE SOLE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY OR AT THE REQUEST OR DIRECTION OF REGULATORY AUTHORITIES.

1.  SUBSCRIPTION.

    TO SUBSCRIBE FOR SHARES. To subscribe for Shares, properly complete and sign your Community Offering Order Form and send it to the Subscription Agent with payment in full of the Subscription Price for each Share for which you have subscribed.

    PAYMENT. Payment may be made to the Subscription Agent only (i) by check or cashier's check drawn upon a U.S. bank, or postal, telegraphic or express money order, in each case, payable to Chemical Mellon Shareholder Services, L.L.C., as Subscription Agent, or (ii) by wire transfer of funds to the account maintained by the Subscription Agent for the purpose of receiving subscriptions at Mellon Bank, N.A., Pittsburgh, Pennsylvania, ABA Number 043000261. Account

Number 100-2331 (Reorganization Account), Attn.: Evelyn O'Connor, Re: First Coastal Offering. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check,
(ii) receipt by the Subscription Agent of any certified check or cashier's check drawn upon a U.S. bank or of any postal, telegraphic or express money order or
(iii) receipt of collected funds in the account designated above. FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, COMMUNITY OFFERING PARTICIPANTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

    All funds received in payment of the Subscription Price will be deposited by the Subscription Agent in a noninterest bearing account maintained with Mellon Bank, N.A., as escrow agent, as directed by the Company. The account in which such funds will be held may not be insured by the Federal Deposit Insurance Corporation. No interest will be earned on such funds and no interest will be paid to Community Offering Participants, or otherwise applied to their purchase of Shares.

    If the aggregate Subscription Price paid by a Community Offering
Participant is insufficient to purchase the number of Shares that the participant indicates are being subscribed for, or if such Community Offering Participant does not specify the number of Shares subscribed for, then the Community Offering Participant will be deemed to have subscribed for the number of Shares which may be purchased by the full amount of the payment tendered (subject to reduction to comply with certain limitations on the purchase of the Company's Common Stock or the conditions of the Offering). If the aggregate Subscription Price paid by a Community Offering Participant exceeds the amount necessary to purchase the number of Shares for which the Community Offering Participant has subscribed, then the Community Offering Participant will be deemed to have subscribed for the number of Shares which may be purchased by the full amount of the payment tendered (subject to reduction to comply with certain limitations on the purchase of the Company's Common Stock or the conditions of the Offering).

    If a Community Offering Participant wishes to subscribe for Shares, but time will not permit such Community Offering Participant to cause the Community Offering Order Form to reach the Subscription Agent prior to the Expiration Date, such Shares may nevertheless be subscribed for if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

    (i) the Community Offering Participant has caused payment in full in good funds of the Subscription Price for each Share being subscribed for to be received (in the manner set forth above) by the Subscription Agent at or prior to the Expiration Date; and

    (ii) the Subscription Agent receives, at or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions as to Use of Community Offering Order Forms distributed with this Community Offering Order Form, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States, stating the name of the subscribing Community Offering Participant, the number of Shares being subscribed for by the Community Offering Participant, and guaranteeing the delivery to the Subscription Agent of the Community Offering Order Form within five (5) business days of the Subscription Agent's receipt of such Notice of Guaranteed Delivery; and

    (iii) the Subscription Agent receives the properly completed Community Offering Order Form within five (5) business days of the Subscription Agent's receipt of the Notice of Guaranteed

Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Community Offering Order Forms at the addresses set forth below, or may be transmitted to the Subscription Agent by facsimile transmission (telecopier no. (201) 296-4293). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from Dennis D. Byrd, Treasurer of the Company, at (207) 774-5000, or from John
H. Howland, Vice President of First Albany Corporation, at (617) 228-3076.

    LIMITATIONS ON SUBSCRIPTION. Purchases of shares of Common Stock of the Company, including purchases pursuant to the Community Offering, are subject to certain limitations. See the Prospectus under "The Offering -- Limitations on Purchase of Stock" and "Description of Capital Stock."

2.  THE SUBSCRIPTION AGENT.

    The addresses and telephone number of the Subscription Agent are as follows:

If by regular mail:          c/o  Chemical Mellon Shareholder Services, L.L.C.
                             Post Office Box 817
                             Midtown Station
                             New York, New York 10018
If by overnight courier:     c/o  Chemical Mellon Shareholder Services, L.L.C.
                             85 Challenger Road
                             Overpeck Centre
                             Ridgefield Park, New Jersey 07660
If by hand:                  c/o  Chemical Mellon Shareholder Services, L.L.C.
                             120 Broadway, 13th Floor
                             New York, New York  10271

The Subscription Agent's toll free telephone number is (800) 777-3674.

3.  ISSUANCE AND DELIVERY OF STOCK CERTIFICATE(S), ETC.

    Certificates or order confirmations representing Shares purchased will be delivered to Community Offering Participants as soon as practicable after the Expiration Date and after all prorations and reductions contemplated by the
terms of the Offering have been effected.   IF THE OFFERING HAS NOT BEEN
CONSUMMATED WITHIN 30 DAYS FOLLOWING THE EXPIRATION DATE, THE OFFERING WILL BE TERMINATED BY THE COMPANY AND ALL AMOUNTS SUBMITTED BY COMMUNITY OFFERING PARTICIPANTS WILL BE RETURNED WITHOUT INTEREST.

4.  SIGNATURES.

    EXECUTION BY COMMUNITY OFFERING PARTICIPANT. The signature on the Community Offering Order Form must correspond with the name of the Community Offering Participant exactly as it is printed above the signature.

    EXECUTION BY PERSON OTHER THAN COMMUNITY OFFERING PARTICIPANT. Persons who sign the Community Offering Order Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

5.  METHOD OF DELIVERY.

    The method of delivery of Community Offering Order Forms and payment of the Subscription Price to the Subscription Agent will be at the election and risk of Community Offering Participants. If Community Offering Order Forms and payments are sent by mail, Community Offering Participants are urged to send such materials by certified mail and are urged to allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the Expiration Date.

6.  IRREGULARITIES.

    All questions concerning the timeliness, validity, form and eligibility of any submission of Community Offering Order Forms will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the submission of any Community Offering Order Form. Community Offering Order Forms will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Community Offering Order Forms or incur any liability for failure to give such notification. The Company reserves the right to reject subscriptions received in the Offering in whole or in part at the sole discretion of the Board of Directors of the Company or at the request or discretion of regulatory authorities. See the Prospectus under "The Offering -- Limitations on Purchase of Stock."